Exhibit 99.1

Capnia Names Rajen Dalal to Board of Directors

Appointment Adds Significant Leadership Experience in Medical Devices and Diagnostics

REDWOOD CITY, CA – April 18, 2016 – Capnia, Inc. (NASDAQ: CAPN), a diversified healthcare company that develops and commercializes innovative diagnostics, devices and therapeutics addressing unmet medical needs, today announced the appointment of Rajen Dalal to the Company’s Board of Directors. Mr. Dalal brings to Capnia extensive leadership experience, having served as a senior executive and board member for various medical device and point-of-care diagnostic companies during his career. He most recently served as the CEO of ReLIA Diagnostic Systems, Inc., a point-of-care diagnostics company, and served on ReLIA’s board from 2006 until its sale to Yunfeng Capital in 2015, and was managing director of Synergenics LLC, the company’s majority shareholder.

“I welcome Rajen to our Board and I look forward to his contributions as we work to grow our commercial portfolio while advancing both our therapeutics and diagnostics pipeline,” said Ernest Mario, Ph.D., Chairman of Capnia’s Board of Directors. “Rajen has a proven track record of maximizing a company’s growth potential, and his executive leadership, board experience and extensive background in the medical device and diagnostics industries make him an excellent addition to our Board.”

“I have been following Capnia’s progress for some time, and I have been impressed by their innovations,” said Mr. Dalal. “I look forward to sharing my experience in the commercialization and adoption of medical devices and diagnostics with the team as we guide the company through its next phase of growth and advance toward key milestones.”

He has served as CEO of Guava Technologies, which was acquired by Millipore in 2009. He has also held senior executive roles at Pharmajet and Aviir, Inc., and served as a consultant to Applied Biosystems, which was acquired by Life Technologies in 2008. Mr. Dalal also served as President of Chiron’s (now part of Grifols) Blood Testing Division and, before that, served as Chiron’s Vice President of Corporate Development. He started his career as a consultant at McKinsey & Co in New York and Cleveland.

Mr. Dalal has served on the Boards of several companies, including Vermillion (Ciphergen), a public ovarian cancer diagnostics company, Molecular Sensing, a label-free, confirmation-sensitive, free-solution device for nucleic acid and protein detection, and two Singapore-based companies: A-Bio Pharma and Dx Assays Pte. Ltd. He also served on the U.S. Department of Health and Human Services Advisory Committee on Blood Safety and Availability.

Mr. Dalal holds a degree in biochemical engineering from MIT, a degree in chemistry/microbiology from St. Xavier’s College (Mumbai, India) and an MBA from the University of Chicago.

About Capnia

Capnia, Inc. is a diversified healthcare company that develops and commercializes innovative diagnostics, devices and therapeutics addressing unmet medical needs. Capnia’s lead commercial product, CoSense, is based on the Sensalyze™ Technology Platform. It is a portable, non-invasive device that rapidly and accurately measures carbon monoxide (CO) in exhaled breath. CoSense has 510(k) clearance for sale in the U.S. and has received CE Mark certification for sale in the European Union. CoSense is used for the monitoring of CO from internal sources (such as hemolysis, a dangerous condition in which red blood cells degrade rapidly), as well as external sources (such as CO poisoning and smoke inhalation). The initial target market is newborns with jaundice that are at risk for hemolysis, comprising approximately three million births in the U.S. and European Union. The Company’s commercial, neonatology-focused product line also includes innovative pulmonary resuscitation solutions, including the NeoPIP™ Infant T-Piece Resuscitator and Universal T-Piece Circuit consumables. Capnia’s proprietary therapeutic technology uses nasal, non-inhaled CO2 and is being evaluated to treat the symptoms of allergies, as well as the trigeminally-mediated pain conditions such as cluster headache, trigeminal neuralgia and migraine.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned product development, sales, and commercialization plans.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this presentation. As a result of these factors, we cannot assure you that the forward-looking statements in this presentation will prove to be accurate. Additional factors that could materially affect actual results can be found in Capnia’s Form 10-K filed with the Securities and Exchange Commission on March 25, 2016, including under the caption titled “Risk Factors.” Capnia expressly disclaims any intent or obligation to update these forward looking statements, except as required by law.

Investor Relations Contact:

Michelle Carroll/Susie Kim

Argot Partners

(212) 600-1902

michelle@argotpartners.com

susan@argotpartners.com

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